Exhibit 5.4

October 30, 2026

Akerman LLP

98 Southeast Seventh Street, Suite 1100

Miami, FL 33131

Re:	Registration Statement on Form S-3 of The GEO Group, Inc. and Certain Subsidiary Guarantors

Our File No. 3005-27626

Ladies and Gentlemen:

We have acted as Pennsylvania counsel to ADAPPT, LLC, a Pennsylvania limited liability company (“ADAPPT Guarantor”), Fenton Security, LLC, a Pennsylvania limited liability company (“Fenton Guarantor”), Minsec Companies, LLC, a Pennsylvania limited liability company (“Companies Guarantor”), and Minsec Treatment, LLC, a Pennsylvania limited liability company (“Treatment Guarantor,” and, together with ADAPPT Guarantor, Fenton Guarantor, and Companies Guarantor, the “PA Guarantors”), in connection with the preparation and filing by The GEO Group, Inc., a Florida corporation (“GEO”), and certain of its subsidiaries, including the PA Guarantors, of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates, among other securities, to debt securities of GEO (the “Debt Securities”) and guarantees of the Debt Securities that may be issued from time to time by certain subsidiaries of GEO, including the PA Guarantors (the “Guarantees”). The Debt Securities may be issued under a senior debt indenture or a subordinated debt indenture, in each case as supplemented or amended from time to time and as applicable to a particular series of Debt Securities (each, an “Indenture” and collectively, the “Indentures”).

For purposes of this opinion, we have examined originals or copies of the following documents (collectively, the “Transaction Documents”):

A.	The Registration Statement in the form to be filed with the Commission, including the prospectus forming a part thereof;

B.	The form of senior Indenture to be filed as Exhibit 4.1 to the Registration Statement, including the provisions relating to the Guarantees;

C.	The form of subordinated Indenture to be filed as Exhibit 4.2 to the Registration Statement, including the provisions relating to the Guarantees;

Akerman LLP

October 30, 2026

D.	The Certificate of Organization and Operating Agreement of each PA Guarantor, in each case as currently in effect;

E.	A Certificate of Subsistence for each PA Guarantor issued by the Pennsylvania Department of State, dated October 23, 2026;

F.

The Action by Unanimous Written Consent of the Directors, Managers, Managing Members and General Partners of those entities listed on Annex I (including the PA Guarantors) of even date herewith (the “Consent”);

G.

The Certificate to Counsel of Scott A. Schipma, GEO’s Senior Vice President, General Counsel, and Corporate Secretary, and in his capacity as Vice President and Secretary of each of the PA Guarantors, of even date herewith, furnished on behalf of the PA Guarantors (the “Certificate”); and

H.	Such other documents, records and instruments, and such matters of law, as we have deemed necessary or appropriate for purposes of the opinions expressed below.

As to matters of fact material to the opinions expressed herein, we have relied, without independent investigation, upon the Certificate and upon certificates of public officials and other certificates and representations of officers or other representatives of the PA Guarantors. Our opinions concerning the limited liability company power and authority of the PA Guarantors are based upon our review of the applicable organizational documents, the Consent and Pennsylvania law.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1. Each PA Guarantor is a limited liability company validly existing under the laws of the Commonwealth of Pennsylvania and has the limited liability company power to execute, deliver and perform its obligations under the Indenture or Indentures to which it will be a party, including its obligations in respect of the Guarantees contemplated thereby.

2. The Registration Statement has been duly authorized, executed and delivered by each PA Guarantor, as far as such authorization, execution and delivery are governed by Pennsylvania limited liability company law.

3. The execution and delivery by each PA Guarantor of the Indenture or Indentures to which it will be a party and the issuance and performance by each PA Guarantor of its Guarantees, in each case as contemplated by the Registration Statement and the Consent, have been duly authorized by all necessary limited liability company action on the part of such PA Guarantor, subject to the approval of the final terms thereof by the person or persons authorized to do so pursuant to the Consent.

The opinions expressed above are limited to the laws of the Commonwealth of Pennsylvania in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction or as to federal securities laws, including the Securities Act or the Trust Indenture Act of 1939, as amended.

Akerman LLP

October 30, 2026

We express no opinion as to whether any Indenture, supplemental indenture or Guarantee constitutes a valid, binding or enforceable obligation under the law governing that instrument. We also express no opinion regarding the eligibility of GEO or any PA Guarantor to use Form S-3 or the accuracy or completeness of the Registration Statement or any prospectus or prospectus supplement.

This opinion is rendered as of the date hereof, and we undertake no obligation to update or supplement it for events occurring or changes in law after that date.

This opinion is furnished to you in connection with the filing of the Registration Statement. You may rely upon the opinions expressed herein, subject to the assumptions and qualifications set forth herein, in rendering your opinion concerning the Guarantees to be filed as Exhibit 5.1 to the Registration Statement. This opinion may not be used for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.4 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATSHA DAVIS & MARSHALL, P.C.

LATSHA DAVIS & MARSHALL, P.C.